Exhibit 5.1

300 North LaSalle
Chicago, IL 60654
United States
Facsimile:
+1 312 862 2000	+1 312 862 2200

www.kirkland.com

April 5, 2021

Maravai LifeSciences Holdings, Inc.

10770 Wateridge Circle, Suite 200

San Diego, CA 92121

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as special counsel to Maravai LifeSciences Holdings, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration by the Company of 17,250,000 shares of its Class A common stock, par value $0.01 per share (the “Class A Common Stock”), including 2,250,000 shares of Class A Common Stock, if any, to cover the exercise of an option to purchase additional shares sold by the stockholders listed in the Registration Statement (as defined below) under “Principal and Selling Stockholders” (the “Selling Stockholders”) sold pursuant to the Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the “Commission”) on April 5, 2021, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The shares of Class A Common Stock to be sold by the selling stockholders identified in the Registration Statement are referred to herein as the “Shares”, including (a) currently outstanding Shares to be sold by the Selling Stockholders and (b) Shares to be sold by the Selling Stockholders to be issued by the Company upon exchange (the “Exchange Shares”) by Maravai Life Sciences Holdings, LLC of units of Maravai Topco Holdings, LLC, a Delaware limited liability company (“Topco”), pursuant to and in accordance with the Exchange Agreement, dated as of November 19, 2020, among the Company and the other parties thereto (the “Exchange Agreement”). In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Certificate of Incorporation of the Company, (ii) minutes and records of the proceedings of the Company with respect to the issuance and sale of the Shares, (iii) the form of Underwriting Agreement in the form filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”), filed with the Commission on April 5, 2021, (iv) the Exchange Agreement and (v) the Registration Statement.

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Maravai LifeSciences Holdings, Inc.

April 5, 2021

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that (a) Shares (other than the Exchange Shares) have been duly and validly authorized by the Company and are validly issued, fully paid and nonassessable and (b) the Exchange Shares have been duly and validly authorized by the Company and, when issued in exchange for units of Topco (together with an equivalent number of shares of the Class B common stock of the Company), will be validly issued, fully paid and nonassessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities for sale in the offering contemplated by the Registration Statement and shall cover such additional securities, if any, registered on such subsequent registration statement.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

Maravai LifeSciences Holdings, Inc.

April 5, 2021

Sincerely,
/s/ Kirkland & Ellis LLP
KIRKLAND & ELLIS LLP